Exhibit 10.5

AGREEMENT BY AND BETWEEN ZANDER THERAPEUTICS, INC. ("ZANDER") AND ENTEST

BIOMEDICAL,INC.("ENTEST") dated February 28, 2017 ("Agreement'')

WHEREAS ENTEST paid $1,115 of incorporation expenses incurred in the incorporation of ZANDER on June 18, 2015("lncorporation Expenses")

WHEREAS ENTEST has issued 8,000,000 common shares of ENTEST to Regen Biopharma, Inc. on September 28, 2015 in satisfaction of $100,000 owed to Regen Biopharma, Inc. by ZANDER ("License Fee")

WHEREAS the Incorporation Expenses were paid by ENTEST and the License Fee was satisfied by ENTEST in anticipation of the issuance to ENTEST of the securities of ZANDER

THEREFORE IT IS AGREED AS FOLLOWS:

ZANDER shall issue Three Million of its Common Shares to ENTEST as consideration for the payment of the Incorporation Expenses and the satisfaction of the License Fee.

ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements of the parties with respect to the subject matter hereof. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

GOVERNING LAW AND VENUE. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Zander Therapeutics, Inc.
By:	/s/David R. Koos
David R. Koos Chairman and CEO February 28, 2017

Entest
By:	/s/David R. Koos
David R. Koos Chairman and CEO February 28, 2017